BlackRock MuniVest Fund II, Inc.

FILE #811-07478

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/16/07	PUERTO RICO COMMONWEALTH	2,184,860,553	3,100,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

3/08/07	GOLDEN ST TOB SECURITIZATION	4,446,826,391	1,700,000

Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Citigroup; First Albany Capital Inc.; M.R. Beal & Company; A.G. Edwards; Banc of America Securities LLC; E.J. De La Rosa & Co., Inc.; Fidelity Capital Markets Services; Great Pacific Securities, Inc.; Jackson Securities; JPMorgan; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Company; Morgan Keegan and Co., Inc.; Morgan Stanley; Prager, Sealy & Company, LLC; Ramirez & Co., Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., LLC; Southwest Securities; Stone & Youngberg, LLC; UBS Investment Bank

05/09/07	MARYLAND ST CMNTY DEV ADMIN DEPT H	220,000,000.00	$2,000,000	Ferris, Baker Watts Incorporated; Bear, Stearns & Co. Inc.; UBS Investment Bank; Citigroup Global Markets Inc.; Loop Capital Markets, L.L.C; M.R. Beal & Company; Merrill Lynch & Co.
06/15/07	MASSACHUSETTS ST HSG FIN AGY	106,670,000.00	$2,000,000

Lehman Brothers, J.P. Morgan Securities Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., Goldman, Sachs & Co. , Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Piper Jaffray, Raymond James & Associates, Inc

06/21/07	CALIFORNIA ST	2,500,000,000.00	$4,500,000

Citigroup Global Markets Inc., Banc of America Securities LLC, E.J. De La Rosa & Co., Inc., Fidelity Capital Markets Services, Alamo Capital, ALTA CAPITAL GROUP LLC, Backstrom McCarley Berry  & Co.,LLC, Bear, Stearns & Co. Inc., Comerica Securities, Crocker Securities LLC, Goldman, Sachs & Co.,Great Pacific Securities Inc., Grigsby & Associates, Inc., J.P. Morgan Securities Inc., Henderson Capital Partners, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets,Ramirez & Co., Inc., Siebert Brandford Shank & Co., Stone & Youngberg LLC, UBS Securities LLC,Wedbush Morgan Securities, Wells Fargo Brokerage Services LLC.